                         RAILROAD FINANCIAL CORPORATION
                      1994 STOCK OPTION AND INCENTIVE PLAN

     1.  Purpose of the Plan.

     The purpose of this Railroad Financial Corporation 1994 Stock Option and Incentive Plan (the "Plan") is to advance the interests of the Company through providing select key Employees and Directors of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

     2.  Definitions.

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Awards" shall mean, collectively, Options, SARs, and Restricted Stock, unless the context clearly indicates a different meaning.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Change in Control" shall mean any one of the following events occurring after the Effective Date: (1) the acquisition ownership, holding, or power to vote more than 25% of the Company's voting stock, (2) the acquisition of control of the election of a majority of the Company's directors, (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) or (4) during any period of two consecutive years, the failure of individuals who at the beginning of such period constitute the Board (the "Continuing Directors") for any reason to constitute at less than two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

     (h) "Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

     (i) "Company" shall mean Railroad Financial Corporation.

     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate, or a successor.

     (k) "Director" shall mean any member of the Board or of the Board of Directors of an Affiliate.

     (l) "Disinterested Person" shall mean any member of the Board who, at the time discretion under the Plan is exercised, is a "disinterested person" within the meaning of Rule 16b-3.

     (m) "Effective Date" shall mean the date specified in Paragraph 16 hereof.

     (n) "Employee" shall mean any person employed by the Company or an Affiliate.

     (o) "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

     (p) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (r) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (s) "Option" means an ISO and/or a Non-ISO.

     (t) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (u) "Participant" shall mean any person who receives an Award pursuant to the Plan.

     (v) "Plan" shall mean the Railroad Financial Corporation 1994 Stock Option and Incentive Plan.

     (w) "Restricted Stock" means Common Stock which is subject to restrictions against transfer and forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 11.

     (x) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (y) "Share" shall mean one share of Common Stock.

     (z) "SAR" (or "Stock Appreciation Right") means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

     3.  Term of the Plan and Awards.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 19 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4.  Shares Subject to the Plan.

     (a) General Rule. Except as otherwise required by the provisions of Paragraph 13 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 180,000 Shares, 30,000 Shares of which may be subject to Options granted pursuant to Paragraph 9. Such Shares may either be authorized but unissued Shares or Shares held in treasury. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     (b) Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which the Company delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 10 hereof, shall not be available for the grant of further Options under the Plan.

     5.  Administration of the Plan.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board who are Disinterested Persons. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Disinterested Persons.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be
bound by the terms and restrictions of the Plan and of such Agreement.   The
terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

     The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's Charter or Bylaws with respect to the indemnification of Directors.

     6.  Grant of Options.

     (a) General Rule. In its sole discretion, the Committee may grant Awards only to Employees of the Company or its Affiliates. Non-Employee Directors shall be granted Awards only in accordance with Paragraph 9 hereof.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7.  Exercise Price for Options.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Non-ISO shall not be less than 50% of the Market Value of the Optioned Shares on the date of grant. The Exercise Price as to any particular ISO shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date.
If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     (c) Reissuance of Options and SARs. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options and/or SARs with the consent of the Participant and to reissue new Options and/or SARs at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options and/or SARs falls below the Exercise Price.

     8.  Exercise of Options.

     (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer or Secretary of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he or she is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of --

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company or an Affiliate (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

          (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his Permanent and Total Disability, such Option may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant's death or Permanent and Total Disability.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

     9.   Grants of Options to Non-employee Directors

     (a) Automatic Grants. Notwithstanding any other provisions of this Plan, for each calendar year that occurs after the Effective Date and before the expiration date of the Plan, each Director who is not an Employee but is a Director on the first Monday following the annual meeting of the Company's stockholders shall receive, on said date, Non-ISOs to purchase a number of shares equal to the value of the then current annual directors' fees at an Exercise Price per Share equal to its Market Value on the date of grant.

     (b) Terms of Exercise. Options received under the provisions of this Paragraph may be exercised from time to time by (a) written notice of intent to exercise the Option with respect to all or a specified number of the Optioned Shares, and (b) payment to the Company (contemporaneously with the delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of the Optioned Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. A Director who exercises Options pursuant to this Paragraph may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with those requirements of Paragraphs 8 and 22 hereof.

     (c) Options granted under this Paragraph shall have a term of ten years, and may be exercised only while the Participant is a Director of the Company, or within one year after termination of the Participant's Continuous Service as a Director. In the event of such Director's death during the term of his directorship, Options granted under this Paragraph may be exercised within two years from the date of his death by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution, but in no event later than the date on which such Options would otherwise expire. Unless otherwise inapplicable or inconsistent with the provisions of this Paragraph, the Options to be granted to Directors hereunder shall be subject to all other provisions of this Plan.

     10.  SARs (Stock Appreciation Rights)

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

     (1) The SAR will expire no later than the ISO;

     (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

     (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

     (4) The SAR may be exercised only when the ISO may be exercised; and

     (5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than 50% of the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

     The provisions of Paragraph 8(c) regarding the period of exercisability of Options is incorporated by reference herein, and shall determine the period of exercisability of SARs.

     (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

     (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.


     11.  Restricted Stock Awards.

     Any Share of Restricted Stock which the Committee may grant to key Employees shall be subject to the following terms and conditions, and to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement:

     (a) Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 6 months and no greater than 5 years (the "Restriction Period"). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award.

       (b) Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or the attainment of specific corporate, divisional or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period, and may provide for early termination of any Restriction Period in the event of satisfaction of the specified restrictions prior to expiration of the Restricted Period.

     (c) Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock which shall vest in the Participant in the event of death, disability or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

     (d) Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so.

     (e) Ownership; Voting. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

          "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Railroad Financial Corporation 1994 Stock Option and Incentive Plan, and an agreement entered into between the registered owner and Railroad Financial Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary of Railroad Financial Corporation, 110 South Main Street, Suite 900, Wichita, Kansas 67201-2933.

     (f) Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, the Company shall deliver to the Participant, or the legal representative of the Participant's estate, or if the personal representative of the Participant's estate shall have assigned the estate's interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

     (g) Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

     12.  Change in Control

     (a) General Rule. Notwithstanding the provisions of any Award which provides for its exercise or vesting in installments, all Shares of Restricted Stock shall become fully vested upon a Change in Control, and for a period of 60 days beginning on the date of such Change in Control, all Options and SARs shall be immediately exercisable and fully vested. With respect to Options, at the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

     (b) Exception to General Rule. Notwithstanding subparagraph (a) of this Paragraph, in no event may an SAR be exercised, or an Option be cancelled in exchange for cash, within the six-month period following the date of its grant.

     13.  Effect of Changes in Common Stock Subject to the Plan.

     (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards (and the Exercise Price thereof in the case of Options and SARs), shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) Transactions in which the Company is Not the Surviving Entity. Subject to Paragraph 11 hereof, in the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of the surrendered Award shall receive --

     (1) for each Share then subject to an outstanding Award the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

     (2) a cash payment (from the Company or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Award on the date of the Transaction, less the Exercise Price of the Award in the case of Options and SARs.

     (c) Special Rule for ISOs.  Any adjustment made pursuant to subparagraphs
(a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     14.  Non-Transferability of Awards.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

     15.  Time of Granting Awards.

     The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

     16.  Effective Date.

     The Plan shall become effective upon the date of its adoption by the Board. Awards may be made prior to approval of the Plan by the stockholders of the Company if the exercise of Awards in the form of Options and/or SARs, and the vesting of Awards in the form of Restricted Stock, are conditioned upon stockholder approval of the Plan.

     17.  Approval by Stockholders.

     The Plan shall be approved by stockholders of the Company within twelve
(12) months before or after the Effective Date.

     18.  Modification of Awards.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

     19.  Amendment and Termination of the Plan.

     (a) The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that the provisions of Paragraph 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and provided further that any amendment that is "material" within the meaning of Rule 16b-3 shall be subject to stockholder approval.

     (b) No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     20.  Conditions Upon Issuance of Shares.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, the Company may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     21.  Reservation of Shares.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     22.  Withholding Tax.

     The Company's obligation to deliver dividends on Restricted Stock, or to deliver Shares upon exercise of Options and/or SARs or upon the vesting of Restricted Stock (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     23.  No Employment or Other Rights.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company or any Affiliate. No Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award, except to the extent provided in Paragraph 9(a). However, an Employee or Director who has been granted an

Award may, if otherwise eligible, be granted an additional Award or Awards.

     24.  Governing Law.

     The Plan shall be governed by and construed in accordance with the laws of the State of Kansas, except to the extent that federal law shall be deemed to apply.

                             STOCK OPTION AGREEMENT

                 FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                PURSUANT TO THE

                         RAILROAD FINANCIAL CORPORATION
                      1994 STOCK OPTION AND INCENTIVE PLAN


     STOCK OPTION for a total of ____ shares of Common Stock, par value $.10 per share, of Railroad Financial Corporation (the "Company"), which Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ________________ (the "Optionee") at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the 1994 Stock Option and Incentive Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

     1.  Option Price.  The option price is $____ for each share, being 100% /*/
         ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

     2.  Exercises of Option. This Option shall be exercisable in accordance
         -------------------
with provisions of the Plan as follows:

     (i) Schedule of rights to exercise.
         ------------------------------

                                     Percentage of Total Shares
Years of Continuous Employment       Subject to Option Which May
After Date of Grant of Option        Be Exercised
-------------------------------      ---------------------------
     Upon Grant                           _________  %

     1 year but less than 2 years         _________  %

     2 years but less than 3 years        _________  %

     3 years but less than 4 years        _________  %

     4 years but less than 5 years        _________  %

     Over 5 years                         _________  %

------------------
/*/ 110% in the case of an Optionee who owns shares representing more than 10% of the outstanding common stock of the Company on the date of grant of this Option.

ISO Agreement
Page 2


     Notwithstanding any provisions in this section, in no event shall this Option be exercisable prior to approval of the Plan by the Company's stockholders as required by the Plan.

     (ii) Method of Exercise. This Option shall be exercisable by a written
          ------------------
notice by the Optionee which shall:

          (a) State the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

          (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

          (c) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

          (d) be in writing and delivered in person or by certified mail to the Treasurer of the Company.

     Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock, or such combination of cash and Common Stock as the Optionee elects. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

     (iii)  Restrictions on exercise.  This Option may not be exercised if the
            ------------------------
issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     3.   Withholding.  The Optionee hereby agrees that the exercise of the
          -----------
Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state or local law on account of such exercise.

ISO Agreement
Page 3


     4.   Non-transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.   Term of Option.  This Option may not be exercisable for more than
          --------------
___________________/**/ years from the date of grant of this Option, as stated below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.


                                    RAILROAD FINANCIAL CORPORATION
                                    1994 STOCK OPTION AND INCENTIVE
                                    PLAN COMMITTEE


                                    By_____________________________

-------------
Date of Grant                       Attest: ______________________
(Seal)


---------------------
/**/ No more than ten years; five years in the case of an Optionee who owns shares representing more than 10% of the outstanding common stock of the Company on the date of grant of this Option.

                             STOCK OPTION AGREEMENT

                FOR NON-INCENTIVE STOCK OPTIONS PURSUANT TO THE

                         RAILROAD FINANCIAL CORPORATION
                      1994 STOCK OPTION AND INCENTIVE PLAN

     STOCK OPTION for a total of _____ shares of Common Stock, par value $.10 per share, of Railroad Financial Corporation (the "Company") is hereby granted to _____________ (the "Optionee") at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Railroad Financial Corporation 1994 Stock Option and Incentive Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under
                                           ---
Section 422 of the Internal Revenue Code of 1986, as amended.

     1.  Option Price.  The option price is $_____ for each share, being 100% of
         ------------
the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this option.

     2.  Exercise of Option.  This Option shall be exercisable in accordance
         ------------------
with provisions of the Plan as follows:

          (i)  Schedule of rights to exercise.
               ------------------------------

                                       Percentage of Total Shares
     Years of Continuous Employment    Subject to Option Which May
     After Date of Grant of Option     Be Exercised
     ------------------------------    ---------------------------
     Upon Grant                               __________%

     1 year but less than 2 years             __________%

     2 years but less than 3 years            __________%

     3 years but less than 4 years            __________%

     4 years but less than 5 years            __________%

     Over 5 years                             __________%

     Notwithstanding any provisions in this section, in no event shall this Option be exercisable prior to approval of the Plan by the Company's stockholders as required by the Plan.

     (ii)  Method of Exercise.  This Option shall be exercisable by a written
           ------------------
notice which shall:

          (a) State the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates

Non-ISO Agreement
Page 2


for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

          (b) contain such representations and agreements as to the holders' investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

          (c) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

          (d) be in writing and delivered in person or by certified mail to the Treasurer of the Company.

     Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock, or such combination of cash and Common Stock as the Optionee elects. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

     (iii)  Restrictions on exercise.  The Option may not be exercised if the
            ------------------------
issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to his exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     3.   Withholding.  The Optionee hereby agrees that the exercise of the
          -----------
Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state or local law on account of such exercise.

     4.   Non-transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

Non-ISO Agreement
Page 3


     5.  Term of Option.  This Option may not be exercisable for more than
         --------------
____________ years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

                                    RAILROAD FINANCIAL CORPORATION
                                    1994 STOCK OPTION AND INCENTIVE
                                    PLAN COMMITTEE


_____________                       By__________________________________________
Date of Grant
(Seal)
                                    Attest________________________